UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   February 27, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangement of Certain Officers.

At a meeting of the Central Vermont Public Service Corporation (the "Company") Board of Directors held on February 27, 2012, the Company's Board of Directors approved the Company's 2012 Management Incentive Plan (“MIP”) structure, specific performance measures and targets for executive officers.  The structure and targets include measures in the following “Balanced Scorecard” categories: Customer, Financial, Process and People.  The goal of the measures is to focus management on striving for high customer service at the lowest cost by motivating and developing employees and ensuring their safety, improving business processes, and providing a competitive return for the Company's shareholders.  The MIP weightings remain the same as in 2011 at 80% for the Company measures and 20% based on individual performance, at the discretion of the Board, with target performance tied to the Company balanced business performance.  The level of targeted payouts as a percentage of base salary also remained the same as 2011 (Chief Executive Officer 50% of salary, Senior Vice President 30% and Vice President 25%).  Depending on performance the payout potential is 0 – 2 times target.  As in 2011, if the average results for the Company’s service quality and reliability plan standards do not meet a hurdle of 50% of target, then the overall payout cannot be above target.  If the Company does not have enough liquid assets to pay all debts and liabilities resulting in default (i.e. cash flow insolvency), then there will be no payout. Finally, if financial thresholds are not met then the payout will not be above target.

A copy of the 2012 Management Incentive Plan is attached here to as Exhibit A 10.21.

The Board of Directors also approved, at the same meeting, the structure, specific performance measures, and targets for the 2012-2014 Long-Term Incentive Plan ("LTIP") for executive officers which delivers 100 percent of its value in performance shares.  Fifty percent of the performance shares are based on the Company's total shareholder return compared to all other publicly traded electric and combination utilities, and the other 50 percent of performance shares are based on the Company's three-year performance compared to predetermined key operational measures.  The key operational measure is tied to successful management of the Company’s pending acquisition by Gaz Métro. The payout targets are as follows: Chief Executive Officer $185k, Senior Vice President $90k and Vice President $60k.  Depending on performance the payout potential is 0 – 1.5 times target with dividends invested over the three-year performance cycle.

A copy of the 2012 Performance Share Incentive Plan is attached here to as Exhibit A 10.22.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit
A 10.21	2012 Management Incentive Plan Effective as of January 1, 2012.
A 10.22	2012 Performance Share Incentive Plan Effective as of January 1, 2012

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Joan F. Gamble Joan F. Gamble Vice President, Strategic Change and Business Services
March 2, 2012